United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 19, 2025
Date of Report (Date of earliest event reported)

Priority Technology Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37872	47-4257046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Westside Parkway
Suite 155
Alpharetta,	Georgia	30004
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (800) 935-5961

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value	PRTH	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of (1933 §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement

Credit Agreement

On August 18, 2025, Priority Finance SPV, LLC, as borrower (the “Borrower”), a special purpose vehicle and indirect wholly-owned subsidiary of Priority Technology Holdings, Inc. (the “Company”), Priority Residual Finance, LLC, as holdings (“Holdings” and, together with the Borrower, the “Loan Parties”), a special purpose vehicle and an indirect wholly-owned subsidiary of the Company, and Priority Holdings, LLC (“Priority”), as servicer (the “Servicer”), a direct wholly-owned subsidiary of the Company, entered into a Credit Agreement (the “Credit Agreement”; capitalized terms used but not defined herein have the meaning given to them in the Credit Agreement), among the Loan Parties, the Lenders from time to time party thereto and VP Capital, L.P., as administrative agent and collateral agent (the “Agent”). The Credit Agreement provides for a senior secured delayed draw credit facility in an aggregate principal amount of $50,000,000 (the “DDTL Credit Facility”), which is secured by substantially all of the assets of the Loan Parties. The Credit Agreement contains an accordion feature to increase the Commitments by an aggregate amount not to exceed $75,000,000, such that the aggregate Commitments may equal, but shall not exceed, $125,000,000.

In connection with the DDTL Credit Facility, on August 18, 2025, Priority and Priority Payment Systems LLC (the “Originators”), the Servicer and the Borrower, as buyer, entered into the Sale Agreement (the “Sale Agreement”) pursuant to which the Originators will from time to time sell receivables related to reseller residuals and related assets to the Borrower. The proceeds of the loans will be used, among other things, to finance the purchase by the Borrower of receivables under the Sale Agreement. Priority will service the receivables on behalf of the Borrower pursuant to the Servicing Agreement, dated August 18, 2025 (the “Servicing Agreement”) between Priority and the Borrower. Neither the Company nor the Originators guarantee the collectability of the receivables.

Outstanding borrowings under the DDTL Credit Facility accrue interest using a SOFR rate plus an Applicable Margin per year, equal to 6.25%, subject to a SOFR rate floor of 2.00% per year. Accrued interest is payable on each Interest Payment Date. Under the Credit Agreement, prepayments of outstanding principal of the DDTL Credit Facility may be made in permitted increments with a 2.00% premium for certain prepayments made within two years of the Closing Date and a 1.00% premium for certain prepayments made two years after the Closing Date but prior to three years after the Closing Date. Such premiums will be based on the principal amount that is prepaid, subject to the terms of the Credit Agreement. The DDTL Credit Facility is expected to mature on August 18, 2031, subject to acceleration upon certain events of default, as summarized below and as set forth in the Credit Agreement.

The Credit Agreement contains customary representations and warranties, financial and collateral requirements, mandatory payment events, events of default and affirmative and negative covenants, including without limitation, covenants that restrict among other things, the ability to create liens, pay dividends or distribute assets from the Loan Parties to the Company, merge or consolidate, dispose of assets, incur additional indebtedness, make certain investments or acquisitions, and enter into certain transactions (including with affiliates). The outstanding amount of any loans and any other amounts owed under the Credit Agreement may, after the occurrence of certain events of default, at the option of the Agent on behalf of Lenders representing a majority of the commitments or loans, be declared immediately due and payable. Events of default include the failure of the Loan Parties to make principal, premium or interest payment when due, or the failure by the Loan Parties to perform or comply with certain covenants in the Credit Agreement, after any applicable cure period.

The Borrower is required to comply with certain restrictions on its Liquidity, Tangible Net Worth, Default Ratio, Delinquency Ratio and Excess Spread Ratio as set forth in the Credit Agreement.

The Loan Parties are separate legal entities with their own separate creditors who will be entitled to the Loan Parties’ assets before the assets become available to the Company. Accordingly, the Loan Parties’ assets are not available to pay creditors of the Company or any of its subsidiaries (other than the Loan Parties), although collections from the receivables in excess of amounts required to pay the lenders and other creditors of the Loan Parties may, so long as no Event of Default has occurred and is continuing, be remitted to the Company.

Asset Purchase Agreement

On August 18, 2025, Priority Boom, LLC (“Priority Boom”) and Priority Payment Systems, LLC (“PPS”), each an indirect, wholly-owned subsidiary of Priority Technology Holdings, Inc. (the “Company”), entered into, and closed the transaction contemplated by, an Asset Purchase Agreement, by and among Priority Boom as buyer; PPS (solely as guarantor for Priority Boom’s obligations); Eventus Holdings, LLC, Riverside Management, LLC, and National Payment Systems, LLC, as sellers; certain other guarantors named therein; Sabin Burrell and John Hynes, as principals; and John Hynes, as seller representative (the “Purchase Agreement”). Pursuant to the Purchase Agreement, Priority Boom acquired substantially all of the payment processing and related ancillary assets of Eventus Holdings, LLC and its subsidiaries for a purchase price consisting of (i) a base cash price of $73,463,197.00, (ii) $12,770,216.00 in shares of the Company’s common stock, par value $0.001 per share, calculated based on the volume weighted average price of the Company’s common stock during the 20-day period immediately prior to closing, and (iii) up to $17,026,955.00 in earnout payments over a four-year period based on the acquired payment processing portfolio achieving various EBITDA-related performance metrics in such time period. Further, the selling parties will have the opportunity to earn certain negotiated incentive payments, in addition to the earnout payments, based on the acquired payment processing portfolio achieving various EBITDA-related performance metrics during the earnout period.

The parties to the Purchase Agreement have each agreed, subject to specified conditions and limitations, to indemnify the other party for losses arising from certain types of claims, as applicable and as detailed in the Purchase Agreement. The foregoing description of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Purchase Agreement contains various representations and warranties made by the parties solely for the benefit of the other parties to the Purchase Agreement. Such representations and warranties (a) have been made only for purposes of the Purchase Agreement, (b) have been qualified by confidential disclosures made to the other parties in connection with the Purchase Agreement, (c) are subject to materiality qualifications contained in the Purchase Agreement that may differ from what may be viewed as material by investors, (d) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement, and (e) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations or warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the assets acquired, the Company, or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures.

The foregoing descriptions of the Credit Agreement, the Sale Agreement, the Servicing Agreement, and the Asset Purchase Agreement do not purport to be complete, and are qualified in their entirety by reference to the complete texts of the Credit Agreement, the Sale Agreement, the Servicing Agreement and the Asset Purchase Agreement filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 in connection with the Credit Agreement is incorporated by reference into this Item 2.03.

Item 9.01        Financial Statements and Exhibits
(d) Exhibits – The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1
Credit Agreement, dated as of August 18, 2025, by and among Priority Finance SPV, LLC, as Borrower, Priority Residual Finance, LLC, as Holdings, Priority Holdings, LLC, as Servicer, the Lenders party thereto and VP Capital, L.P., as Administrative Agent and Collateral Agent. †

10.2	Sale Agreement, dated as of August 18, 2025, by and among Priority Holdings, LLC, as Priority Originator and Servicer, Priority Payment Systems LLC, as PPS Originator and Priority Finance SPV, LLC.
10.3	Servicing Agreement, dated as of August 18, 2025, by and between Priority Finance SPV, LLC, as Borrower and Priority Holdings, LLC, as Servicer.
10.4	Asset Purchase Agreement, dated as of August 18, 2025, by and between Priority Boom, LLC as buyer and Eventus Holdings, LLC, Riverside Management, LLC, and National Payment Systems, LLC, as sellers. †
99.1	Press Release issued by Priority Technology Holdings, Inc. dated August 19, 2025.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.
†	Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally copies of any of the omitted schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 19, 2025

PRIORITY TECHNOLOGY HOLDINGS, INC.

By: /s/ Timothy O'Leary
Name: Timothy O'Leary
Title: Chief Financial Officer